UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2023

INTELGENX TECHNOLOGIES CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-31187	87-0638336
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6420 Abrams
 St- Laurent, Quebec, Canada H4S 1Y2
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (514) 331-7440

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, $0.00001 par value	IGXT	OTCQB
	IGX	TSX

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

IntelGenx Technologies Corp. (the "Company" or "IntelGenx") held a Special Meeting of Shareholders on November 28, 2023 (the "Special Meeting"). At the Special Meeting, the Company's shareholders approved an amendment (the "Certificate of Amendment") to the Company's Certificate of Incorporation (the "Certificate of Incorporation") to increase the total number of authorized shares of capital stock of the Company from 470,000,000 to 580,000,000 and to increase the total authorized shares of the Company's common stock at $0.00001 par value (the "IntelGenx Common Stock"), from 450,000,000 shares to 580,000,000 shares. Following this approval, the Company filed the Certificate of Amendment with the Secretary of State of the State of Delaware on November 28, 2023.

The foregoing description of the Certificate of Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Special Meeting was held in a virtual-only format, for those who were shareholders of the Company at the close of business on October 2, 2023 (the "Record Date"), pursuant to notice and proxy materials duly communicated to them.  As of the Record Date, there were 174,658,096 shares outstanding of IntelGenx Common Stock.  At the Special Meeting, shareholders as of the Record Date holding 127,393,948 shares (72,94%) of the IntelGenx Common Stock, were present at the virtual meeting or per proxy.  Each such shareholder was entitled to one vote for each share of the IntelGenx Common Stock held on the Record Date.

At the Special Meeting, the following proposals were submitted to votes of the Company's shareholders:

(i) Proposal 1. The approval of an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of IntelGenx Common Stock that the Company is authorized to issue from 450,000,000 to 580,000,000.

(ii) Proposal 2. The approval of, for purposes of complying with Sections 607(e) and 607(i) of the Toronto Stock Exchange ("TSX") Company Manual, the issuance of shares of common stock of the Company (each, a "Share") at prices which may be less than the minimum price permitted under the rules of the TSX in connection with certain financing transactions, as further described in the proxy statement.

(iii) Proposal 3. The approval of, for purposes of complying with Section 607(g)(i) of the TSX Company Manual the issuance of Shares in excess of 24.99% of the issued and outstanding Shares in connection with certain financing transactions, as further described in the proxy statement.

(iv) Proposal 4. The approval of, for purposes of complying with Section 607(g)(ii) of the TSX Company Manual, the issuance of Shares to "insiders" of the Company (as such term is defined in the policies of the TSX) in excess of 9.99% of the issued and outstanding Shares in connection with certain financing transactions, as further described in the proxy statement.

(v) Proposal 5. The approval of, the adjournment of the Special Meeting, if necessary, to continue to solicit votes in favor of the foregoing proposals.

(i) The following votes were received at the Special Meeting from the shareholders to approve Proposal 1, and such proposal was approved:

For	Against	Abstain	Broker Non-Votes
110,455,846	16,701,727	236,375	0

(ii) The following votes were received at the Special Meeting from the shareholders to approve Proposal 2, and such proposal was approved:

For	Against	Abstain	Broker Non-Votes
91,208,847	9,245,203	445,069	26,494,829

(iii) The following votes were received at the Special Meeting from the shareholders to approve Proposal 3, and such proposal was approved:

For	Against	Abstain	Broker Non-Votes
93,213,408	7,256,562	429,149	26,494,829

(iv)The following votes were received at the Special Meeting from the shareholders to approve Proposal 4, and such proposal was approved:

For	Against	Abstain	Broker Non-Votes
93,688,956	6,705,214	504,949	26,494,829

(v) The following votes were received at the Special Meeting from the shareholders to approve Proposal 5, and such proposal was approved:

For	Against	Abstain	Broker Non-Votes
112,459,095	13,766,722	1,168,129	2

No other matters were submitted to or voted on by the shareholders.

Further information concerning the matters voted upon at the Special Meeting, as well as the required approval threshold and the effect of broker non-votes, withheld votes and abstentions on each vote, is contained in the Company's proxy statement, dated October 16, 2023, with respect to the Special Meeting.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to the Certificate of Incorporation filed November 28, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELGENX TECHNOLOGIES CORP.

Date: November 28, 2023

	By:	/s/ Ingrid Zerbe
Ingrid Zerbe
Corporate Secretary